SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 3, 2003	Commission File Number 000-26076

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	52-1494660
(State of organization)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road

Cockeysville, MD  21030

(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant’s telephone Number)

SINCLAIR BROADCAST GROUP, INC.

Item 7.  Financial Statements and Exhibits

No financial statements are filed as part of this report.

The following exhibit is filed as part of this report:

Exhibit  99.1 Sinclair Broadcast Group, Inc.  Press Release (Dated April 3, 2003) - Sinclair Revises First Quarter Revenue Estimates

Item 9.  Regulation FD Disclosure

Sinclair Broadcast Group, Inc. is furnishing information pursuant to Item 12 regarding its revised estimate for its first quarter net broadcast revenues due to the war in Iraq and its impact on advertising spending.   The press release attached as Exhibit 99.1 is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

By:	/s/ David Bochenek
Name:	David Bochenek
Title:	Chief Accounting Officer/Controller

Dated: April 3, 2003